THIS IS A CONFIRMING COPY
                                                          OF DOCUMENT FILED
                                                        ON DECEMBER 8, 1995


                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON,  D.C.  20549

                                FORM 8-K/A

                              CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

                      Date of Report October 26, 1995
                     (Date of Earliest Event Reported)

                          HEARTLAND EXPRESS, INC.
          (Exact Name of Registrant as Specified in its Charter)

                                  NEVADA
                       (State or Other Jurisdiction
                     of Incorporation or Organization)

Commission File No. 0-15087                  93-0926999
                                        (IRS Employer Identification No.)

               2777 HEARTLAND DRIVE, CORALVILLE, IOWA  52241
            (Address of Principal Executive Offices) (Zip Code)

                       Registrant's Telephone Number
                    (including area code)  319-645-2728

     Pursuant to Exchange Act Release No. 31905, the Registrant is required to file a complete disclosure item, as amended, rather than only revised words or lines. The only change in this Amendment 1 on Form 8-K/A is to correct a typographical error of 1.539591717 to 0.539591717 in the second sentence of the first paragraph of the Item 5 submission.

Item 5 Other Events.

     On October 26, 1995, the Board of Directors of Heartland Express, Inc. (the "Company") declared a 53.9591717% stock dividend, in the amount of 7,009,743 shares of common stock, par value $.10, to be distributed to stockholders of record on November 20, 1995, prorated to stock ownership, with 0.539591717 share issued for each share owned on the record date. Fractional shares will be settled by payment in lieu of issuance of shares.

     The stock issued pursuant to this dividend is a new issue of 7,009,743 shares. The Company's retained earnings will be reduced by $700,954.30 with a corresponding increase of capital stock outstanding of $700,954.30. The dividend issue will increase the total number of the Company's issued and outstanding shares from 12,990,457 to 20,000,000.

     The purpose of the stock dividend is to increase liquidity for stockholders of the Company.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HEARTLAND EXPRESS, INC.
                              (Registrant)


Date: December 7, 1995                     //John P. Cosaert//
                              John P. Cosaert
                              Vice President and Chief Financial Officer